Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and
Exchange Commission and is marked [***] herein.

Exhibit 4(a).2

Amendment 140

to the
Amended and Restated License Agreement
for the Use and Marketing of Programming Materials
dated May 31, 1996 (the “1996 Agreement”)
between
International Business Machines Corporation (IBM)
and
Dassault Systemes, S.A. (OWNER)

This Amendment (“Amendment”) is entered into by and between International Business Machines Corporation (“IBM”), incorporated under the laws of the State of New York and Dassault Systemes, S.A. (“OWNER”), a French société anonyme.

Whereas, OWNER is the owner of 3D/2D Computer Aided Design/Computer Aided Manufacturing/Computer Aided Engineering/Product Integrated Management software programs marketed under various trademarks.

Whereas, the parties wish to add new products to the 1996 Agreement, provide for the announcement of SmarTeam Products as licensed program products, and update certain terms and conditions.

Whereas, the parties wish to amend the 1996 Agreement for the purposes of making the changes associated with the foregoing.

Now therefore, the parties agree as follows:

1.0	CATIA V4 to SmarTeam Integration

a)	The following product is added to Section H of Amendment 106:

IBM		PLC
PROGRAM		RELATED
NUMBER	PRODUCT NAME	ROYALTY

5799-HO9	CATIAV4 - SMARTEAM INTEGRATION	[***]

b)	The CATIA V4 - SMARTEAM Integration Product set forth above shall be subject to Section C.13.3.3, added in Amendment 124, regarding withdrawal of support for SmarTeam Products.

2.0 The following products are added to Table A. of Attachment XXIII:

PLC RELATED ROYALTY
IBM
PROGRAM		STANDARD	ADD-ON	SHAREABLE
NUMBER	PRODUCT NAME	CONFIGURATION	PRODUCT	PRODUCT

5691-FR1	CATIA - Part Design Features Recognition 1
5693-FR1	CATIA - Part Design Features Recognition 1		[*** ]
5691-WS1	CATIA - Wireframe & Surface 1
5693-GS1	CATIA - Generative Shape Design 1
5693-EL1	CATIA - Electrical Library 1
5693-EH1	CATIA - Electrical Harness Installation
5691-PDL	MULTICAx - PD PLUG-IN
5691-PX1	CATIA - PPR PDM Gateway 1
5693-PX1	CATIA - PPR PDM Gateway 1
5693-EW1	CATIA - ENOVIA Work Package Exchange 1
5691-YM1	CATIA - Styled Mechanical Design 1
5799-H10	CATIA - Design for Student 1*
5691-BK2	CATIA - Business Process Knowledge Template 2

Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and
Exchange Commission and is marked [***] herein.

Exhibit 4(a).2

5693-BK2	CATIA - Business Process Knowledge Template 2	[* * *]
5691-EHF	CATIA - Electrical Harness Flattening 2
5693-EHF	CATIA - Electrical Harness Flattening 2
5691-HGR	CATIA - Hanger Design 2
5693-HGR	CATIA - Hanger Design 2
5691-MPA	CATIA - Prismatic Machining Preparation Assistant 2
5693-MPA	CATIA - Prismatic Machining Preparation Assistant 2
5691- EWE	CATIA - ENOVIA Work Package Exchange 2
5693- EWE	CATIA - ENOVIA Work Package Exchange 2
5691-YM2	CATIA - Styled Mechanical Design 2
5691-EI2	CATIA - Electrical Wire Harness Installation 2
5691-KD3	CATIA - Business Process Knowledge Definition 3
5691-AB3	CATIA - Automotive Body in White Design 3

* 5799-H10 has only a YLC royalty of [* * *]

3.0 Add the following to Table C. V4 to V5 Migration Paths and Royalty Upgrade Charges - US Royalty Table of Attachment XXIII:

(IBM PROGRAM NUMBER)	(IBM PROGRAM NUMBER)	W/S to W/S SHARABLE/CONFIG UPGRADE ROYALTY	W/S to W/S ADD-ON UPGRADE ROYALTY

FROM V5 PRODUCTS	TO V5 PRODUCTS

5693-WSF	5693-GS1	[* * *]
5691-WSF	5693-GS1
5693-ECD	5693-ELD
5691-ECD	5691-ELD

FROM V4 PRODUCTS	TO V5 PRODUCTS

5626-WF3+SUD	5693-GS1
5626-SUD	5693-GS1
5626-WF3+DYS+SOE+PA3+SUD	5693-PDG+GS1
5626-ELG	5693-EHF
5626-ELG	5691-EHF
5626-EEM	5691-EI2
5626-EEF	5691-EI2+EHF
5626-EEF	5691-EI2+5693EHF

4.0 Modifications to Amendment 106 of the 1996 agreement

a) The parties agree that the Unique PLC Discount Schedule for CATIA P1 products established by Item 7.0 of Amendment 119 is hereby deleted, and that all CATIA products shall be subject to the discount schedule set forth in Table T of Amendment 106.

b) Add a new section C.16 CATIA Student Version

“C.16.1 The CATIA Student Version Products shall be announced on a PRPQ basis and shall be subject to the CATIA V5 terms except as follows:

a) The CATIA Student Version shall be licensed only to students either (1) enrolled in an authorized program at a CATIA HEAT institution, or (2) otherwise be engaged in a HEAT project at a HEAT-designated institution, and may be used solely for HEAT program or project academic purposes.
b) The CATIA Student Version shall be licensed on a YLC basis.
c) The Try & Buy program is not applicable.

Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Exhibit 4(a).2

d) Sections C.10.8 - Royalties for Academic Use, and C.10.9 - Authorized CATIA Education Provider, do not apply.
e) The CATIA Student Version is not subject to the discount schedule set forth in Table T.
f) OWNER shall have no maintenance obligations for the CATIA Student Version.

C.16.2 License keys issued by IBM shall be valid for a period not to exceed one (1) year and twenty-eight (28) days.

5.0 ENOVIA Products

a) The following ENOVIA - DMU Navigator Solutions products are added to Table A of Attachment XXIV:

PLC RELATED ROYALTY
IBM
PROGRAM		STANDARD	ADD-ON	SHAREABLE
NUMBER	PROGRAM NAME	CONFIGURATION	PRODUCT	PRODUCT

5691-DTL	ENOVIA - MultiCax - Step Plug-in	[***]
5691 PDL	ENOVIA - MultiCax - PD Plug-in

b) The following 3d com Navigator Solutions products are added to Table C of Attachment XXIV:

PLC RELATED ROYALTY
IBM
PROGRAM		STANDARD	SHAREABLE
NUMBER	PROGRAM NAME	CONFIGURATION	PRODUCT

5691-V3C	ENOVIA - 3d com VPM Web Client	[***]

c) Add the following Lifecycle Solutions products to Table D of Attachment XXIV:

PLC RELATED ROYALTY
IBM
PROGRAM		STANDARD	SHAREABLE
NUMBER	PROGRAM NAME	CONFIGURATION	PRODUCT

5691-SCE	ENOVIA - Supply Chain Exchange
5691-DMT	ENOVIA - Document Management	[***]
5691-AED	ENOVIA - Action Editor

d) Add the following Hubs Solutions products to Table E of Attachment XXIV

PLC RELATED ROYALTY
IBM
PROGRAM		STANDARD	SHAREABLE
NUMBER	PROGRAM NAME	CONFIGURATION	PRODUCT

5691-PGW	ENOVIA - PPR Hub Gateway
5691-STH	ENOVIA - PPR Hub Step Part 21 Adapter	[***]

Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Exhibit 4(a).2

e)	Add the following as Section C.12.7:

“C.12.7	Beginning with ENOVIA V5R8:

(a) The support model for the ENOVIA Lifecycle and common products listed in (3) below shall be:

(1) End of service: the service period ends 14 months after the general availability of the second subsequent release of the product (i.e., Rn + Rn+2 + 14 months), but OWNER must provide, at a minimum, 22 months of support.

(2) Corrective service: requests for corrections via a service pack can be made for 10 months after the general availability of the second subsequent of the product (i.e., Rn + Rn+2 + 10 months), and service packs must be provided for a minimum of 18 months.

(3) Products: 5691-SCE, DMT, AED, MBP, SDE, WFD, SPT, ALA, CUR, EGR, PGT, PDC, PVM, PIM, ECM, PAS, ADR, PDL, MGR, RVR, CTM, STH, BOH, PGW, ASH, DOH, SAH, AND DPL.

(b) In addition to (a) above, the support model for customers running ENOVIA Lifecycle products and any other CATIA or ENOVIA V5 products shall be that both the service and corrective service periods for all CATIA and ENOVIA V5 products will match those of the ENOVIA Lifecycle product. This is a requirement until such time as the restriction requiring that CATIA and ENOVIA V5 products be at the same release level has been removed

6.0 SmarTeam Products

a) Beginning with this Amendment, IBM will announce the SmarTeam products currently licensed under this Agreement as well as all new SmarTeam products as Generally Available on a licensed program product basis, unless otherwise indicated. The SmarTeam products licensed on a licensed program product basis shall be sublicensed to end users as Standard Configurations, Add-On Products, or Shareable Products.

b) Add the following to Attachment XXV - SmarTeam Products.

PLC RELATED ROYALTY
IBM
PROGRAM		STANDARD	ADD-ON	SHAREABLE
NUMBER	PROGRAM NAME	CONFIGURATION	PRODUCT	PRODUCT

5691-GWY	SMARTEAM - Gateway Product	[***]
5691-SAA	SMARTEAM - SA Adapter Product
5691-OAA	SMARTEAM - OA Adapter Product
5691-WFL	SMARTEAM - Workflow Product
5691-BOM	SMARTEAM - BOM Product
5691-CAI	SMARTEAM - CATIA Integration Product
5693-CAI	SMARTEAM - CATIA Integration Product
5691-SEI	SMARTEAM - SE Integration Product
5693-SEI	SMARTEAM - SE Integration Product
5691-ACI	SMARTEAM - AC Integration Product
5693-ACI	SMARTEAM - AC Integration Product
5691-MDI	SMARTEAM - MD Integration Product
5693-MDI	SMARTEAM - MD Integration Product
5691-INI	SMARTEAM - IN Integration Product
5693-INI	SMARTEAM - IN Integration Product
5691-MII	SMARTEAM - MI Integration Product
5693-MII	SMARTEAM - MI Integration Product
5691-PEI	SMARTEAM - P Integration Product
5693-PEI	SMARTEAM - P Integration Product
5691-ETT	SMARTEAM - Electronics Template Product
5691-FDA	SMARTEAM - FDA Compliance Product
5691-SED	SMARTEAM - Editor Configuration

Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Exhibit 4(a).2

5691-SWE	SMARTEAM-Web Editor Configuration	[* * *]
5691-SNV	SMARTEAM-Navigator Configuration
5691-SCT	SMARTEAM-Community Workspace Configuration
5691-SEG	SMARTEAM-Engineering Configuration
5691-SET	SMARTEAM-Electronics Configuration
5691-SFA	SMARTEAM-FDA Compliance Configuration
5691-SMA	SMARTEAM-Multi-site Administration Configuration
5691-TDM	CATIA Team PDM Configuration

SMARTEAM Migration Paths and Royalty Upgrade Charges:

(IBM	(IBM	W/S to W/S
PROGRAM	PROGRAM	UPGRADE
NUMBER)	NUMBER)	ROYALTY

FROM V5 PRODUCTS	TO SMARTEAM PRODUCTS

5693-TD1	5691-TDM
5691-TD1	5691-TDM	[* * *]

c) Section C.13.2 is deleted in its entirety.

d) As licensed program products, certain of the exceptions to the CATIA V5 terms set forth in Section C.13.3 (initially added in Amendment 124 and subsequently modified in later Amendments) no longer are applicable. As a result, the following changes are made to Section C.13.3

1)	Sections C.13.3.1, C.13.3.2, C13.3.5, and C.13.3.8 are deleted in their entirety.
2)	Sections C.13.3.6 is renumbered to C.13.3.1, and is amended to delete the last sentence and replace it with the following: “The actual country uplifts shall be calculated using the pricing conversion tables that were in effect for CATIA V5R2.
3)	Section C.13.3.7 is renumbered to C.13.3.2.

[* * *]

5)	Section C.13.3.9 is renumbered to C.13.3.5, and is further changed to read as follows (change noted in italics): “ALC shall be equal to [***] of PLC, except the Team PDM Configuration (TDM), which shall have an ALC of [***] of PLC.”
6)	The following new C.13.3.6 is added:

[* * *]

7.0 CAA RADE Products

Add the following as Section C.15.3:

Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Exhibit 4(a).2

“C.15.3 The support model for the CAA RADE products shall be as follows:

(a) End of service: the service period ends 14 months after the general availability of the second subsequent release of the product (i.e., Rn + Rn+2 + 14 months), but OWNER must provide, at a minimum, 22 months of support.

(b) Corrective service: requests for corrections via a service pack can be made for 10 months after the general availability of the second subsequent of the product (i.e., Rn + Rn+2 + 10 months), and service packs must be provided for a minimum of 18 months.

Other than the changes indicated above, it is understood that all other terms of the 1996 Agreement including all Attachments and Exhibits thereto remain in full force and effect.

If any provision of this Amendment or the 1996 Agreement (as amended) shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provision shall be deemed to be restated to reflect the original intentions of IBM and OWNER as nearly as possible in accordance with applicable law(s).

The parties agree that any reproduction of this Amendment by reliable means (such as facsimile or photocopy) will be considered an original of this Amendment.

Agreed to: Dassault Systemes, S.A.		Agreed to: International Business Machines Corporation

By:	/s/ THIBAULT DE TERSANT	By:	/s/ R. A. ARCO
Authorized Signature		Authorized Signature

Name: Thibault de Tersant		Name: R. A. Arco

Title: Chief Financial Officer and Executive Vice-President		Title: Manager, PLM Product Mgmt. & Support

Date:	December 19, 2002	Date:	January 20, 2003